EXHIBIT 23.1


            CONSENT OF INDEPENDENT ACCOUNTANTS
            ----------------------------------


     We consent to the incorporation by reference in the registration statements of IBP, inc. on Form S-3 (File No. 33-64459) and on Form S-8 (File No. 33-19441) of our report dated January 23, 1998, on our audits of the consolidated financial statements and financial statement schedule of IBP, inc. as of December 27, 1997 and December 28, 1996 and for each of the three years in the period ended December 27, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 25, 1998